EXHIBIT 32.1

CERTIFICATION
OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U. S. C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Health Revenue Assurance Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2013 (the “Report”), I, Andrea Clark, Chief Executive Officer of the Company, and I, Robert Rubinowitz, Chief Operating Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2013	/s/ Andrea Clark
Andrea Clark
Chief Executive Officer (Principal Executive Officer)

Date: May 15, 2013	/s/ Evan McKeown
Evan McKeown
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement has been provided to the